EXHIBIT A

STOCK EXCHANGE AGREEMENT

THIS STOCK EXCHANGE AGREEMENT (the "Agreement"), dated as of May 8, 2002, by and among Bullet Environmental Technologies, Inc., a Delaware corporation (the "Company"), ComCam International, Inc., a Delaware corporation ("ComCam") and each of the other signatories listed on the signature page of this Agreement (individually, the "Seller", or collectively, the "Sellers").

WITNESSETH:

WHEREAS, each of the Sellers owns the number of shares of common stock, and common share purchase warrants, $0.01 par value per share, of ComCam, set forth opposite their respective names on disclosure schedules to this Agreement, which shares constitute all of the issued and outstanding shares of ComCam (the "ComCam Shares") and all outstanding rights to purchase additional shares of the common stock of ComCam (the "ComCam Warrants"); and

WHEREAS, the Company desires to acquire from the Sellers, and the Sellers desire to sell to the Company, all of the ComCam Shares and all of the ComCam Warrants owned by Sellers amounting in aggregate to 5,770,980 ComCam Shares and 551,250 ComCam Warrants in exchange for (i) the issuance by the Company of an aggregate of 2,285,969 shares (the "Company Shares") of the Company's common stock, par value $.001 per share to be allocated among the Sellers pro rata in proportion to their respective holdings in ComCam, (ii) the right to purchase up to an aggregate of 551,250 shares of Company common stock at a purchase price of $1.50 (the "Company Warrants") to be allocated among the Sellers that own ComCam Warrants on the basis of one Company Warrant for one ComCam Warrant, and (iii) the reservation of 2,250,000 shares of the Company's common stock to be issued to the Sellers pro rata in proportion to their respective holdings in ComCam on the Closing Date (as hereinafter defined), on the basis of three (3) shares of the Company's common stock for each $1.00 of earnings from operations for each fiscal year as determined using the EBITDA calculation in correlation with the completion of audited financial statements (the "Company Performance Shares") on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF SHARES AND WARRANTS; RESERVATION OF PERFORMANCE SHARES

1.1   Exchange of Shares. Subject to the terms and conditions of this Agreement, on the Closing Date:

(a)     The Company shall issue and deliver to each of the Sellers the number of Company Shares as set forth opposite such Seller's name as set forth on Disclosure Schedule 1.1 hereto on a pro rata basis in an aggregate of 2,285,969 shares of the Company's common stock, and each Seller agrees to deliver to the Company, the number of ComCam Shares set forth opposite such Seller's name on Disclosure Schedule 1.1 hereto along with an appropriately executed stock power endorsed in favor of the Company in an aggregate of 5,770,980 shares of ComCam's common stock.

(b)     The Company shall round up to the next whole share any fractional interests that result from the pro rata delivery of the Company Shares.

(c)     Company Shares issued to Sellers shall be subject to resale restrictions imposed pursuant to the Securities Act of 1933 as amended (the "Securities Act").

1.2     Exchange of Warrants. Subject to the terms and conditions of this Agreement, on the Closing Date:

(a)     The Company shall deliver to each of the Sellers the number of Company Warrants as set forth opposite such Seller's name as set forth on Disclosure Schedule 1.2 hereto in an aggregate of 551,250 Company Warrants entitling the Sellers to purchase Company common stock at a purchase price of $1.50 per share for a term of exercise congruent with that term defined for each respective holder of the ComCam Warrants, and each Seller agrees to deliver to the Company, the number of ComCam Warrants set forth opposite such Seller's name with an appropriately executed stock power endorsed in favor of the Company in an aggregate of 551,250 ComCam warrants.

(b)     Company common stock acquired by Sellers from the exercise of Company Warrants shall be subject to resale restrictions imposed pursuant to the Securities Act.

1.3     Reservation of Performance Shares. Subject to the terms and conditions of this Agreement, on the Closing Date:

(a)     The Company shall reserve by board of directors resolution as set forth on Disclosure Schedule 1.3 hereto, for a period of three (3) years subsequent to the Closing Date, 2,250,000 Company Performance Shares to be issued to the Sellers pro rata in proportion to their respective holdings in ComCam on the basis of three (3) Company Performance Shares for each $1.00 of earnings from operations as determined using the EBITDA calculation in correlation with the completion of audited financial statements for the corresponding annual periods. EBITDA shall be defined, for the purposes of this Agreement, as meaning revenues less all operating costs (other than any amount paid to First Capital Invest Corp pursuant to that certain agreement dated effective November 2, 2001), but before income tax expense and non-cash expenses, including but not limited to, depreciation, amortization, interest and other extraordinary costs.

(b)     Company common stock acquired by Sellers as Company Performance Shares shall be subject to resale restrictions imposed pursuant to the Securities Act.

1.4     Time and Place of Closing.

The closing of the transactions contemplated hereby (the "Closing") shall take place on May 20, 2002 at the offices of the Company at 10 a.m. Pacific Daylight Time, or at such other place as the parties may agree (the "Closing Date").

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to ComCam and to each of the Sellers that:

2.1     Due Organization and Qualification; Due Authorization.

(a)     The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its respective business in the places and in the manner as presently conducted or proposed to be conducted. The Company is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of the Company taken as a whole.

(b)     The Company does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

(c)     The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. The Company has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

2.2     No Conflicts or Defaults.

The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and shall not (i) contravene the Certificate of Incorporation or By-laws of the Company, (ii) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company is a party or by which the Company or any of their respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which the Company or any of their respective assets are subject, (iii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest upon any of the assets of the Company, (iv) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which the Company is a party or by which the Company or any of its assets are bound, or (v) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

2.3     Capitalization.

The authorized capital stock of the Company immediately prior to giving effect to the transactions contemplated hereby consists of 30,000,000 shares of common stock of which 4,071,938 shares of common stock are issued and outstanding as of the date hereof and 5,000,000 preference shares of which zero (0) shares are issued and outstanding as of the date hereof. All of the outstanding shares of common stock are, and the Company Shares when issued in accordance with the terms hereof, will be, duly authorized, validly issued, fully paid and non-assessable. All outstanding shares of the Company's capital stock were issued in compliance with all applicable federal and state laws. The Company Shares are not subject to any preemptive or subscription right, any voting trust agreement or other contract except the Shareholders Agreement (as hereinafter described), agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for common stock except the Company Warrants and Company Performance Shares. The offers and sales of all the Company's outstanding securities were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws, or exempt from such registration pursuant to the exemption claimed therefore.

2.4     Financial Statements.

Disclosure Schedule 2.4 contains copies of the balance sheets of the Company at February 28, 2001 (audited) and November 30, 2001 (unaudited) (such statements being the "Company Financial Statements"). The Company Financial Statements, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout all periods presented, subject to audit adjustments, which are not expected to be material. Such statements present fairly the financial position of the Company as of the dates indicated. The books of account and other financial records of the Company have been maintained in accordance with good business practices.

2.5     Further Financial Matters.

(a)     The Company has no material liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, that are not reflected in the Company Financial Statements.

(b)     Except as set forth in the Company Financial Statements, the Company does not have any, direct or indirect, indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise.

2.6     Taxes.

The Company has filed any United States federal, state, county, local and foreign national, provincial and local tax returns or reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, "Taxes"), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Company and adequate reserves therefore have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by the Company, such judgments were reasonable under the circumstances) and complete in all material respects. No extension for the filing of any such return or report is currently in effect. No tax return or tax return liability of the Company has been audited or, presently under audit. All taxes and any penalties, fines and interest which have been asserted to be payable as a result of any audits have been paid. The Company has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). There are no claims pending or, to the knowledge of the Company, threatened, against the Company for past due T axes. All payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of the Company including, without limitation, amounts payable pursuant to the Federal Insurance Contributions Act, have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of the Company and in the Company Financial Statements.

2.7     Indebtedness: Contracts: No Defaults.

(a)     Disclosure Schedule 2.7 sets forth a true, complete and correct list of all material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which the Company is a party (collectively, the "Operating Agreements"). An agreement shall not be considered material for the purposes of this Section 2.7(a) if it provides for expenditures or receipts of less than $10,000 and has been entered into by the Company in the ordinary course of business. The Operating Agreements constitute all of the contracts, agreements, understandings and arrangements required for the operation of the business of the Company or which have a material effect thereon. Copies of all such material written Operating Agreements have previously been delivered or otherwise made available to the Sellers and such copies are true, complete and correct as of the date hereof.

(b)     The Company nor, to the Company's knowledge, any other person or entity is in breach in any material respect of, or in default in any material respect under, any material contract, agreement, arrangement, commitment or plan to which the Company is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by the Company or, to the knowledge of the Company, any other person or entity. The Company has not received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

2.8     Personal Property.

The Company has good and marketable title to all of its tangible personal property and assets, including, without limitation, all of the assets reflected in the Company Financial Statements that have not been disposed of in the ordinary course of business since November 30, 2001, free and clear of all liens or mortgages, except for any lien for current taxes not yet due and payable and such restrictions, if any, on the disposition of securities as may be imposed by federal or applicable state securities laws.

2.9     Real Property.

Disclosure Schedule 2.9 sets forth a true and complete list of all real property owned by, or leased or subleased by or to, the Company (the "Company Real Property"). Each lease to which the Company is a party is valid, binding and in full force and effect with respect to the Company and, to the knowledge of the Company, no notice of default or termination under any such lease is outstanding.

2.10     Compliance with Law.

(a)     The Company is not conducting its respective business or affairs in material violation of any applicable federal, state or local law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. The Company has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

(b)     The Company is in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations relating to the protection of the environment and human health. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened against the Company that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions that the Company has reason to believe are likely to give rise to any material liability or other obligations of the Company under any environmental laws.

2.11     Permits and Licenses.

The Company has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its respective business. As of the date hereof, the Company has not received any written or oral notice or claim pertaining to the failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body, the failure of which to obtain would materially and adversely affect its business.

2.12     Ordinary Course.

Since November 30, 2001, the Company has conducted its business, maintained its real property and equipment and kept its books of account, records and files, substantially in the same manner as previously conducted, maintained or kept and solely in the ordinary course.

2.13     No Adverse Changes. Since November 30, 2001, there has not been:

(a)     Any material adverse change in the business, prospects, the financial or other condition, or the respective assets or liabilities of the Company as reflected in the Company Financial Statements.

(b)     Any material loss sustained by the Company, including, but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has materially and adversely interfered, or may materially and adversely interfere, with the operation of the Company's business.

(c)     To the best knowledge of the Company, any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which materially and adversely does or would affect the results of operations or the business or financial condition of the Company.

2.14     Litigation.

(a)     There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened, against or affecting the business of the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of the Company, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12-month period preceding the date hereof.

(b)     There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of the Company.

(c)     The Company has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

2.15     Insurance.

The Company maintains no insurance.

2.16     Certificate of Incorporation and Bylaws: Minute Books.

The copies of the Certificate of Incorporation and Bylaws (or similar governing documents) of the Company, and all amendments to each are true, correct and complete. The minute books of the Company contain true and complete records of all meetings and consents in lieu of meetings of their respective Board of Directors (and any committees thereof), or similar governing bodies, since the time of their respective organization. The stock books of the Company are true, correct and complete.

2.17     Employee Benefit Plans.

The Company does not maintain, nor has the Company maintained in the past, any employee benefit plans ("as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of the Company, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with the Company, or any entity required to be aggregated in a controlled group or affiliated service group with the Company for purposes of ERISA or the Internal Revenue Code of 1986 (the "Code") (including, without limitation, under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time.

2.18     Patents: Trademarks and Intellectual Property Rights.

The Company owns or possesses no patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, internet web site(s), proprietary rights or processes.

2.19     Brokers.

(a)     Sellers were introduced to the Company by First Capital Invest Corp ("First Capital") and on the Closing of this Agreement will be bound by the terms of an Advisory Agreement dated November 2, 2001 attached as Disclosure Schedule 2.19 hereto between the Company and First Capital, whereby the Company will issue 500,000 shares of the Company's common stock on Closing to First Capital as a finders fee in full satisfaction of the terms of the Advisory Agreement.

(b)     Except as to the introduction and finders fee payable to First Capital, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company directly with the Sellers without the intervention of any person on behalf of the Company or Sellers in such a manner as to give rise to any valid claim by any person against the Company or any Seller for a finder's fee, brokerage commission or similar payment.

2.20     Subsidiaries.

The Company has no subsidiaries

2.21     Affiliate Transactions.

(a)     Neither the Company nor any officer, director or employee of the Company (or any of the relatives or affiliates of any of the aforementioned persons) is a party to any agreement, contract, commitment or transaction with the Company or affecting the business of the Company, or has any interest in any property, whether real, personal or mixed, or tangible or intangible, used in or necessary to the Company which will subject the Sellers to any liability or obligation from and after the Closing Date.

(b)     The Company has no indebtedness due from its respective officers, directors or stockholders or any of their respective relatives or affiliates, and none of the officers, directors or stockholders of the Company or their respective relatives or affiliates has any claim against the Company.

2.22     No Anti-Dilution Adjustment.

The issuance of the Company Shares will not give any holder of any of the Company's outstanding shares, options, warrants or other convertible securities or rights the right to purchase any additional shares of capital stock, the right to be issued any capital stock and/or the right to purchase capital stock at a reduced price.

2.23     No Regulatory Problems.

The Company (i) has not filed a registration statement which is the subject of any proceeding or examination under Section 8 of the Securities Act, or is not the subject of any refusal order or stop order thereunder; (ii) is not subject to any pending proceeding under Rule 258 of the Securities Act or any similar rule adopted under Section 3(b) of the Securities Act, or to an order entered thereunder; (iii) has not been convicted of any felony or misdemeanor in connection with the purchase or sale of any security or involving the making of any false filing with the Securities and Exchange Commission ("Commission"); (iv) is not subject to any order, judgment, or decree of any court of competent jurisdiction temporarily, preliminary or permanently restraining or enjoining, the Company from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the Commission; and (v) is not subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code; or a temporary restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code.

To its knowledge, none of the Company's directors, officers, or beneficial owners of five percent or more of any class of its equity securities (i) has been convicted of any felony or misdemeanor in connection with the purchase or sale of any security, involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment advisor; (ii) is subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminary enjoining or restraining, or is subject to any order, judgment, or decree of any court of competent jurisdiction, permanently enjoining or restraining such person from engaging in, or continuing, any conduct or practice in connection with the purchase or sale of any security involving the making of a false filing with the Commission, (iii) is subject to an order of the Commission entered pursuant to Section 15(b), 15B(a), or 15B(c) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or is subject to an order of the Commission entered pursuant to Section 203(e) or (f) of the Investment Advisers Act of 1940; (iv) has been suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange pursuant to Section 6 of the Exchange Act, an association registered as a national securities association under Section 15A of the Exchange Act, for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; or (v) is subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code; or is subject to a restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code.

2.24     Miscellaneous.

The representations and warranties made by the Company in this Agreement and the statements made by or on behalf of the Company in any certificate, document or exhibit furnished in connection with the transactions contemplated hereby or thereby or in any public filing with any regulatory agency, (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as and if required, and (ii) do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations or warranties or other such statements, in light of the circumstances under, and at the time at, which they were made, not false or misleading.

2.25     Tax Free Transaction

The Company has structured this exchange with the intent that it be considered a tax-free exchange under the Internal Revenue Code of 1986, as amended, for all parties.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMCAM/SELLERS

ComCam represents and warrants and each Seller, (but only when specifically referenced in this Article III and then only with respect to such Seller's representations and warranties) severally and not jointly, represents and warrants to the Company that:

3.1     Due Organization and Qualification; Due Authorization.

(a)     ComCam is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. ComCam is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of ComCam taken as a whole.

(b)     ComCam does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

(c)     ComCam has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. ComCam has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of ComCam and the Sellers, enforceable against each of ComCam and the Sellers in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

3.2     No Conflicts or Defaults.

Except as specifically provided otherwise in this Agreement, the execution and delivery of this Agreement by ComCam and the consummation of the transactions contemplated hereby do not and shall not (i) contravene the Certificate of Incorporation or By-laws of ComCam, (ii) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which ComCam is a party or by which ComCam or its assets are bound, or any judgment, order or decree, or any law, rule or regulation to which ComCam or its assets are subject, (iii) result in the creation of, or give any party the right to create, any lien upon any of the assets of ComCam, (iv) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which ComCam is a party or by which ComCam or any of its assets are bound, or (v) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, ComCam is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

3.3     Capitalization.

The authorized capital stock of ComCam immediately prior to giving effect to the transactions contemplated hereby consists of 10,000,000 shares of common stock, par value $0.01 per share, of which 5,770,980 shares are issued and outstanding as of the date hereof and 2,000,000 preferred shares, of which zero (0) are issued and outstanding as of the date hereof. All of the ComCam Shares when transferred in accordance with the terms of this Agreement, will be, duly authorized, validly issued, fully paid and non-assessable, and have not been or, will not be transferred in violation of any rights of third parties. All outstanding shares of ComCam's capital stock were issued in compliance with all applicable federal and state laws. The ComCam Shares are not subject to any preemptive or subscription right, any voting trust agreement or other contract or agreement, arrangement, option, warrant except the ComCam Warrants (as described herein), call, commitment or other right of any character obligating or entitling the ComCam to issue, sell, redeem or repurchase any of its securities, and there is no other outstanding security of any kind convertible into or exchangeable for common stock. The offers and sales of all of ComCam's outstanding securities were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws, or exempt from such registration pursuant to the exemption claimed therefore.

3.4     Financial Statements.

Disclosure Schedule 3.4 contains copies of the balance sheets of ComCam at December 31, 2001 (draft audited) and December 31, 2000 (draft audited) (such statements being the "ComCam Financial Statements"). The ComCam Financial Statements, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout all periods presented, subject to audit adjustments, which are not expected to be material. Such statements present fairly the financial position of the ComCam as of the dates indicated. The books of account and other financial records of the ComCam have been maintained in accordance with good business practices.

3.5     Further Financial Matters.

ComCam has no material liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles.

3.6     Taxes.

ComCam has not filed any United States federal, state, county, local and foreign national, provincial and local tax returns or reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever. No tax return or tax return liability of the ComCam has been audited or, presently under audit. There are no claims pending or, to the knowledge of the ComCam, threatened, against the ComCam for past due Taxes. All payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of the ComCam including, without limitation, amounts payable pursuant to the Federal Insurance Contributions Act, have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of the ComCam and in the ComCam Financial Statements.

3.7     Indebtedness: Contracts: No Defaults.

(a)     Schedule 3.7 of the Disclosure Schedule sets forth a true, complete and correct list of all material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which ComCam is a party (collectively, the "ComCam Operating Agreements"). An agreement shall not be considered material for the purposes of this Section 3.7(a) if it provides for expenditures or receipts of less than $10,000 and has been entered into by ComCam in the ordinary course of business. The ComCam Operating Agreements constitute all of the material contracts, agreements, understandings and arrangements required for the operation of the business of ComCam or which have a material effect thereon. Copies of all such material written ComCam Operating Agreements have previously been delivered or otherwise made available to the Company and such copies are true, complete and correct as of the date hereof.

(b)     Neither, ComCam, nor, to ComCam's knowledge, any other person or entity is in breach in any material respect of, or in default in any material respect under, any material contract, agreement, arrangement, commitment or plan to which ComCam is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by ComCam or, to the knowledge of ComCam, any other person or entity. ComCam has not received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

3.8     Personal Property.

(a)     All of ComCam's personal property, as detailed in Disclosure Schedule 3.8, is subject to a lien imposed by the terms and conditions of a Bridge Loan and Representation Agreement in the form of a secured interest to collateralize funds loaned to ComCam by First Capital.

(b)     Except as to the lien held by First Capital, ComCam has good and marketable title to all of its tangible personal property and assets free and clear of any other liens or mortgages, except for any lien for current taxes not yet due and payable.

3.9     Real Property.

Disclosure Schedule 3.9 sets forth a true and complete list of all real property owned by, or leased or subleased by or to, ComCam (the "ComCam Real Property"). Except as set forth in Schedule 3.9 of the Disclosure Statement, each lease to which ComCam is a party is valid, binding and in full force and effect with respect to ComCam, and, to the knowledge of ComCam, all other parties thereto; no notice of default or termination under any such lease is outstanding.

3.10     Compliance with Law.

(a)     ComCam is not conducting its respective business or affairs in material violation of any applicable federal, state or local law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. ComCam has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

(b)     ComCam is in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations relating to the protection of the environment and human health. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of ComCam, threatened against ComCam that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions that ComCam has reason to believe are likely to give rise to any material liability or other obligations of ComCam under any environmental laws.

3.11     Permits and Licenses.

ComCam has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its respective business. As of the date hereof, ComCam has not received any written or oral notice or claim pertaining to the failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body, the failure of which to obtain would materially and adversely affect its business.

3.12     Ordinary Course

Since December 31, 2001, ComCam has conducted its business, maintained its real property and equipment and kept its books of account, records and files, substantially in the same manner as previously conducted, maintained or kept and solely in the ordinary course.

3.13     No Adverse Changes.

Since December 31, 2001, there has not been:

(a)     Any material adverse change in the business, prospects, the financial or other condition, or the respective assets or liabilities of ComCam.

(b)     Any material loss sustained by ComCam, including, but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has materially and adversely interfered, or may materially and adversely interfere, with the operation of ComCam's business.

(c)     To the best knowledge of ComCam, any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which materially and adversely does or would affect the results of operations or the business or financial condition of ComCam.

3.14     Litigation.

(a)     There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of ComCam, threatened, against or affecting the business of ComCam, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of ComCam, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12-month period preceding the date hereof.

 (b)     There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of ComCam.

 (c)     ComCam has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

3.15     Insurance.

ComCam maintains no insurance.

3.16      Certificate of Incorporation and By-laws: Minute Books.

The copies of the Certificate of Incorporation and By-laws (or similar governing documents) of ComCam, and all amendments to each are true, correct and complete. The minute books of ComCam contain true and complete records of all meetings and consents in lieu of meetings of their respective Board of Directors (and any committees thereof), or similar governing bodies, since the time of their respective organization. The stock books of ComCam are true, correct and complete.

3.17     Employee Benefit Plans.

Except as set forth in Schedule 3.17 of the Disclosure Schedule, ComCam does not maintain, nor has ComCam maintained in the past, any employee benefit plans ("as defined in Section 3(3) of the "ERISA"), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of ComCam, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with ComCam or any entity required to be aggregated in a controlled group or affiliated service group with ComCam for purposes of ERISA or the Code (including, without limitation, under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time.

3.18     Patents; Trademarks and Intellectual Property Rights.

ComCam owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, internet web site(s) proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, and ComCam is not bound by, or a party to, any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.

3.19     Brokers.

Sellers were introduced to the Company by First Capital and on the Closing of this Agreement the Company will issue 500,000 shares of the Company's common stock to First Capital as a finder's fee in full satisfaction of the terms of the Advisory Agreement. Except as to the introduction and finders fee payable to First Capital, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by ComCam directly with the Sellers without the intervention of any person on behalf of ComCam in such a manner as to give rise to any valid claim by any person against any Seller for a finder's fee, brokerage commission or similar payment.

3.20     Subsidiaries.

ComCam has no subsidiaries.

3.21     Affiliate Transactions.

(a)     Neither ComCam nor any officer, director or employee of the ComCam (or any of the relatives or affiliates of any of the aforementioned persons) is a party to any agreement, contract, commitment or transaction with the Company or affecting the business of the Company, or has any interest in any property, whether real, personal or mixed, or tangible or intangible, used in or necessary to the Company which will subject the Company to any liability or obligation from and after the Closing Date.

(b)     ComCam has no indebtedness due from its respective officers, directors or stockholders or any of their respective relatives or affiliates, and none of the officers, directors or stockholders of ComCam or their respective relatives or affiliates has any claim against ComCam.

3.22     Purchase for Investment.

(a)     Each Seller represents that he or she is acquiring the Company Shares for investment for such Seller's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Seller further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Company Shares.

(b)     Each such Seller represents that he or she understands that the Company Shares are not registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on such Seller's representations set forth herein

(c)     Each such Seller acknowledges that he or she can bear the economic risk of his or her investment, and has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment in the Company Shares.

(d)     Each such Seller represents that he or she has carefully reviewed such information as such Seller deemed necessary to evaluate an investment in the Company Shares. To the full satisfaction of each such Seller, such Seller has been furnished all materials that such Seller has requested relating to the Company and the issuance of the Company Shares hereunder, and each such Seller has been afforded the opportunity to ask questions of representatives of the Company to obtain any information necessary to verify the accuracy of any representations or information made or given to such Seller. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which each of the Sellers has relied in making an exchange of the ComCam Shares for the Company Shares.

(e)     Each such Seller understands that the Company Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Company Shares or any available exemption from registration under the Securities Act, the Company Shares must be held indefinitely. Each such Seller represents that such Seller is aware that the Company Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.

3.23     No Regulatory Problems

ComCam (i) has not filed a registration statement which is the subject of any proceeding or examination under Section 8 of the Securities Act, or is not the subject of any refusal order or stop order thereunder; (ii) is not subject to any pending proceeding under Rule 258 of the Securities Act or any similar rule adopted under Section 3(b) of the Securities Act, or to an order entered thereunder; (iii) has not been convicted of any felony or misdemeanor in connection with the purchase or sale of any security or involving the making of any false filing with the Commission; (iv) is not subject to any order, judgment, or decree of any court of competent jurisdiction temporarily, preliminary or permanently restraining or enjoining, the ComCam from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the Commission; and (v) is not subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code; or a temporary restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code.

To its knowledge, none of the ComCam's directors, officers, or beneficial owners of five percent or more of any class of its equity securities (i) has been convicted of any felony or misdemeanor in connection with the purchase or sale of any security, involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment advisor; (ii) is subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminary enjoining or restraining, or is subject to any order, judgment, or decree of any court of competent jurisdiction, permanently enjoining or restraining such person from engaging in, or continuing, any conduct or practice in connection with the purchase or sale of any security involving the making of a false filing with the Commission, (iii) is subject to an order of the Commission entered pursuant to Section 15(b), 15B(a), or 15B(c) of the Exchange Act, or is subject to an order of the Commission entered pursuant to Section 203(e) or (f) of the Investment Advisers Act of 1940; (iv) has been suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange pursuant to Section 6 of the Exchange Act, an association registered as a national securities association under Section 15A of the Exchange Act, for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; or (v) is subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code; or is subject to a restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code.

ARTICLE IV

SPECIAL RIGHTS AND AGREEMENTS

4.1     Board of Directors.

The Company shall confirm the appointment of five (5) persons to the board of directors at Closing. The initial board of directors shall be comprised of Don Gilbreath, Robert Betty, Ross Wilmot, and Nadir Walji. Don Gilbreath, Robert Betty, Mabey Investments Ltd, Millner Finance Ltd, Circuit Enterprises Ltd, Valorinvest Ltd and First Invest Capital Corp., collectively holders in excess of 51% of the Company's common stock subsequent to the Closing Date, shall agree to vote such shares of the Company's common stock on Closing to elect each member of the initial board of directors to a three (3) year term according to the terms and conditions of the Shareholders Agreement attached as Disclosure Schedule 4.1 hereto.

4.2     Name Change

Don Gilbreath, Robert Betty, Mabey Investments Ltd, Millner Finance Ltd, Circuit Enterprises Ltd, Valorinvest Ltd and First Invest Capital Corp., collectively holders of in excess of 51% of the Company's common stock subsequent to the Closing Date shall agree to vote such shares of the Company's common stock on Closing in favor of changing the Company's name from "Bullet Environmental Technologies, Inc." to "ComCam, Inc." according to the terms and conditions of the Shareholders Agreement.

4.3     Restrictions on Company Shares.

Don Gilbreath and Robert Betty shall agree not to (i) sell their Company Shares or other Company common stock acquired as Company Performance Shares until all resale restrictions on Sellers imposed pursuant to the Securities Act are lifted, (ii) vote, sell, deal in, assign, pledge, transfer or encumber in any manner whatsoever any of the Company Shares or Company common stock except in accordance with this Agreement and the Shareholders Agreement and (iii) to abide by other terms and conditions, if any, that might be required by any broker, selling agent or underwriter for the Company or the Commission.

4.4     Private Placement.

Subsequent to Closing, the Company will use its best commercial efforts to complete a private placement of approximately 1,500,000 units at a price of approximately $1.50 per unit. Each unit shall consist of one common share of the Company and one half non-transferable share purchase warrant, with each whole purchase warrant being exercisable into one additional common share of the Company for a period of one year subsequent to each respective issuance of the private placement units at a price of $1.75 per share.

4.5     Incentive Stock Options.

On completion of the private placement anticipated in 4.3, the Company will adopt a Stock Option Plan that shall enable the grant of stock options for directors, senior officers, key employees of both ComCam and the Company for the purchase of up to ten percent (10%) of the then issued and outstanding common stock on terms and conditions determined by the Company Board of Directors.

ARTICLE V

CONDITIONS PRECEDENT AND POST-CLOSING COVENANTS

5.1     Conditions Precedent to Obligations of the Company.

The obligations of the Company under this Agreement to consummate the Closing contemplated hereby shall be subject to the satisfaction, or to the waiver by it, on or before the Closing Date, of the following conditions:

(a)     Representations and Warranties True. The representations and warranties of ComCam and of the Sellers shall be in all material respects true and accurate as of the date when made, and, except as to representations and warranties which are expressly limited to a state of facts existing at a time prior to the Closing Date, shall be in all material respects true and accurate at and as of the Closing, with the same effect as if the same had been made on the Closing Date.

(b)     Performance of Covenants. ComCam and the Seller shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c)     No Governmental or Other Proceeding or Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits any transaction contemplated hereby; and no suit, action, other than the exercise of dissenters' rights, investigation, inquiry or proceeding by any governmental body or other person or entity shall be pending or threatened against ComCam which challenges the validity or legality, or seeks to restrain the consummation, of the transactions contemplated hereby.

(d)     Closing Documentation. The Company shall have received such additional documentation at the Closing as the Company and its counsel may reasonably require to evidence compliance by ComCam and the Sellers with all of their obligations under this Agreement.

(e)     Employment; Non-Competition; Confidentiality Agreements. The Company shall have entered into employment, non-competition and confidentiality agreements with all key employees of ComCam including, but not restricted to Don Gilbreath, Steve Krekman, Carolyn Scheppner and Robert Betty.

5.2     Post-Closing Covenants.

The parties hereto agree that if any of the agreements referenced in 5.1(e) have not been affirmed or fully executed, as the case may be, prior to Closing, that the parties shall, subsequent to the Closing, proceed to affirm or fully execute said referenced agreements, as the case may be, and that the failure to affirm or execute said Agreements prior to the Date of Closing shall not be deemed a waiver of the obligation to execute said Agreements.

5.3     Conditions Precedent to Obligations of ComCam and the Sellers.

The obligations of ComCam and the Sellers under this Agreement to consummate the Closing contemplated hereby shall be subject to the satisfaction, or to the waiver by ComCam and the Sellers, on or before the Closing Date, of the following conditions:

(a)     Representations and Warranties True. The representations and warranties of the Company shall be in all material respects true and accurate as of the date when made, and, except as to representations and warranties which are expressly limited to a state of facts existing at a time prior to the Closing Date, shall be in all material respects true and accurate at and as of the Closing, with the same effect as if the same had been made on the Closing Date.

(b)     Performance of Covenants. The Company shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c)     No Governmental or Other Proceeding or Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits any transaction contemplated hereby; and no suit, action, other than the exercise of dissenters' rights, investigation, inquiry or proceeding by any governmental body or other person or entity shall be pending or threatened against the Company which challenges the validity or legality, or seeks to restrain the consummation, of the transactions contemplated hereby.

(d)     Closing Documentation. ComCam and the Seller shall have received such additional documentation at the Closing as ComCam and the Sellers and their respective counsel may reasonably require to evidence compliance by the Company with all of its obligations under this Agreement.

(e)     Employment Agreements. The Company shall have entered into employment agreements with all key employees of ComCam including, but not restricted to Don Gilbreath, Steve Krekman and Carolyn Scheppner.

5.5     Post-Closing Covenants.

The parties hereto agree that if any of the agreements referenced in 5.4(e) have not been affirmed or fully executed, as the case may be, prior to Closing, that the parties shall, subsequent to the Closing, proceed to affirm or fully execute said referenced agreements, as the case may be, and that the failure to affirm or execute said Agreements prior to the Date of Closing shall not be deemed a waiver of the obligation to execute said Agreements.

ARTICLE VI

INDEMNIFICATION

6.1     Indemnity of Sellers.

The Company agrees to defend, indemnify and hold harmless each Seller from and against, and to reimburse each Seller with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or incurred by such Seller by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement made by the Company or in any document or certificate delivered by the Company pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

6.2 Indemnity of the Company.

ComCam and the Sellers, severally and not jointly, agree to defend, indemnify and hold harmless the Company from and against, and to reimburse the Company with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements ("Company Losses"), asserted against or incurred the Company by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement and made by ComCam or the Sellers or in any document or certificate delivered by ComCam or the Sellers pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby; provided, however, that each Seller shall only be required to defend, indemnify and hold harmless the Company for the representations and warranties made by such Seller. Notwithstanding the foregoing provisions of this Section 6.2, no claim for indemnification shall be made by Company against Seller unless and until the aggregate Company Losses shall exceed $25,000.

6.3     Indemnification Procedure.

A party (an "Indemnified Party") seeking indemnification shall give prompt notice to the other party (the "Indemnifying Party") of any claim for indemnification arising under this Article VI. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party's own cost and expense, including the cost and expense of reasonable attorneys' fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action. In the event, however, that such Indemnified Party's legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior written consent of the Indemnifying Party which consent shall not be unreasonably withheld.

ARTICLE VII

MISCELLANEOUS

7.1     Survival of Representations and Warranties.

Except as otherwise provided, all representations and warranties made by a party in this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing Date until one year from the Closing.

7.2     Notice.

All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

If to the Company:

1818 - 1177 West Hastings Street
Vancouver, British Columbia
Canada V6E 2K3

Fax Number: 604 408 1739
Attention: Ross Wilmot, President

If to ComCam:

1140 McDermott Drive #200
West Chester, Pennsylvania
United States of America 19380

Fax Number: 610 436 8079
Attention: Don Gilbreath, President

If to the Sellers:

At the respective addresses of each Seller

7.3     Entire Agreement.

This Agreement, the Disclosure Schedule and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

7.4     Successors and Assigns.

This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

7.5     Governing Law.

This Agreement will be construed and enforced in accordance with and governed by the laws of the State of Delaware, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of Delaware in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

7.6     Counterparts.

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.7     Construction.

Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to articles, sections and the Disclosure Schedule are to the articles, sections and disclosures, respectively, of this Agreement. The Disclosure Schedule is hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates. Any item that is disclosed in a representation or warranty or in the Disclosure Schedule shall be deemed disclosed for all purposes and for every representation and warranty.

7.8     Severability.

If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

IN WITNESS WHEREOF each of the parties hereto has executed this Agreement as of the date first set forth above.

Bullet Environmental Technologies, Inc.

/s/ Ross Wilmot
By: Ross Wilmot
President

ComCam International, Inc.

/s/ Don Gilbreath
 By: Don Gilbreath
President

SELLERS:

/s/ Don Gilbreath
Don Gilbreath

/s/ Robert Betty
 Robert Betty

____________________________
Sanyo Semiconductor
By: _________________________
Position: _____________________

_____________________________
Chong-Ching Hsiao

_____________________________
Chin-Wen Kang

_____________________________
Wei-Yin Chen

_____________________________
Chen-Yung Hsiao

______________________________
Yu-Fong Tang

______________________________
Yu-Jen Hsu

______________________________
Polestar Corporation
By: ___________________________
Position: _______________________

_______________________________
Fridolin Voegeli

_______________________________
Kenshin Takehana

_______________________________
Sanyo Electric Trading Company
By: ____________________________
Position: ________________________

_______________________________
Patrick K. DeGaray

_______________________________
James P. Stahl

_______________________________
Robert E. Gall

_______________________________
Sean Worthington

_______________________________
Nick Largent

_______________________________
Dave McBride

_______________________________
Louise Carroll

_______________________________
Jong C. Bae

_______________________________
Yukiya Itoh

_______________________________
Davd Rosen

_______________________________
Takashi Tokuda

_______________________________
Patrick K. DeGaray

_______________________________
Steve Kreckman

_______________________________
Carolyn Scheppner

_______________________________
Al Duncan

_______________________________
Richard McCabe

_______________________________
Rich Bauman

DISCLOSURE SCHEDULE 1.1

COMCAM SHARES

	ComCam / BLLE	ComCam Shares	New Shares

	Don Gilbreath	2,500,000	990,286
	Robert Betty	2,500,000	990,286
	Sanyo Semiconductor	102,689	40,677
	Chong-Ching Hsiau	80,000	31,689
	Chin-Wen Kang	20,000	7,922
	Chang-Song Wu	20,000	7,922
	Wei-Yin Chen	10,000	3,961
	Chen-Yung Hsiau	10,000	3,961
	Yu-Fong Tang	10,000	3,961
	Yu-Jen Hsu	10,000	3,961
	Polestar Corporation	100,000	39,611
	Fridolin Voegeli	20,000	7,922
	Kenshin Takehana	20,000	7,922
	Sanyo Elec Trading Co	200,000	79,223
	Patrick K. DeGaray	20,000	7,922
	James P. Stahl	6,250	2,476
	Robert E. Gall	5,000	1,981
In Kind	Sean Worthington	21,095	8,356
	Nick Largent	9,983	3,954
	Dave McBride	4,963	1,966
	Louise Carroll	10,000	3,961
	Jong C. Bae	20,000	7,922
	Yukiya Itoh	2,500	990
	David Rosen	2,500	990
	Takashi Tokuda	2,500	990
	Patrick K. DeGaray	1,000	396
	Steve Kreckman	10,000	3,961
	Carolyn Scheppner	10,000	3,961
	Al Duncan	10,000	3,961
	Richard McCabe	2,500	990
	Rich Bauman	25,000	9,903
	Scott Drysdale	3,500	1,386
	Barry Leichting	1,500	594
		5,770,980	2,285,969

DISCLOSURE SCHEDULE 1.2

COMCAM WARRANTS

Chong-Ching Haiao	80,000
Chin-Wen Kang	20,000
Chang-Song Wu	20,000
Wei-Yin Chen	10,000
Chen-Yung Hsiaio	10,000
Yu-Fong Tang	10,000
Yu-Jen Hsu	10,000
Polestar Corporation	100,000
Fridolin Voegeli	20,000
Kenshin Takehana	20,000
Sanyo Elec Trading Co	200,000
Patrick K. DeGaray	20,000
James P. Stahl	6,250
Robert E. Gall	5,000

531,250

DISCLOSURE SCHEDULE 1.3

COMPANY PERFORMANCE SHARES BOARD OF DIRECTORS RESOLUTION

BULLET ENVIRONMENTAL TECHNOLOGIES, INC.

UNANIMOUS WRITTEN CONSENT TO ACTION BY THE BOARD OF DIRECTORS WITHOUT A MEETING

The undersigned, constituting all the members of the board of directors of Bullet Environmental Technologies, Inc., a Delaware corporation ("Corporation") do hereby adopt the following resolution this May 20, 2002, by written consent;

WHEREAS, the board of directors believes it is in the best interest of the Corporation to ratify that certain Stock Exchange Agreement between the Corporation and ComCam International, Inc. ("ComCam") dated May 8, 2002 whereby the Corporation will acquire all the issued and outstanding shares and warrants of ComCam in exchange for the Corporation's common shares, share purchase warrants and performance shares;

WHEREAS, in anticipation of the closing of the Stock Exchange Agreement, the board of directors is required to reserve 2,250,000 shares of the Corporation's common stock for a period of three (3) years subsequent to the Closing Date of said Stock Exchange Agreement designated as performance shares, to be released to the shareholders of ComCam pro rata in proportion to their respective holdings in ComCam on the basis of three (3) of the Corporation's performance shares for each $1.00 of earnings from operations as determined using the EBITDA calculation in correlation with the completion of audited financial statements for the corresponding annual periods. The Stock Exchange Agreement defines EBITDA as meaning revenues less all operating costs (other than any amount paid to First Capital Invest Corp ("FCIC") pursuant to that certain agreement between ComCam and FCIC dated effective November 2, 2001), but before income tax expense and non-cash expenses, including but not limited to, depreciation, amortization, interest and other extraordinary costs.

THEREFORE, BE IT RESOLVED, that the board of directors hereby approves, authorizes and ratifies the Stock Exchange Agreement dated May 8, 2002; and

FURTHER RESOLVED, that the board of directors hereby approves, authorizes and ratifies the reservation of 2,250,000 shares of the Corporation's common stock as performance shares subject to the release criteria determined in that certain Stock Exchange Agreement dated May 8, 2002 between the Corporation and ComCam; and

FURTHER RESOLVED, that the undersigned officers and directors of the Corporation are hereby authorized, empowered and directed in the name and on behalf of the Corporation, to execute and deliver all documents, instruments, schedules, forms and certificates, to make all such payments or perform all such acts and things, and to execute and deliver all such other documents as may be necessary from time to time in order to carry out the purpose and intent of this resolution, that all the acts and doings of any such officers are consistent with the purpose of this resolution, are hereby authorized, approved, ratified and confirmed in all respects. Accordingly, the above resolution is hereby unanimously adopted.

/s/ Ross Wilmot
Ross Wilmot, Director

DISCLOSURE SCHEDULE 2.4

COMPANY FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors of
Bullet Environmental Technologies, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Bullet Environmental Technologies, Inc. as at February 28, 2002 and 2001 and the related statements of operations, stockholders' deficiency and cash flows for the years then ended and for the period from start of development stage on March 1, 1999 to February 28, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at February 28, 2002 and 2001 and the results of its operations and its cash flows for the years then ended and for the period from start of development stage on March 1, 1999 to February 28, 2002 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is dependent upon financing to continue operations and has suffered recurring losses from operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Vancouver, Canada	"Davidson & Company" Chartered Accountants

May 10, 2002

BULLET ENVIRONMENTAL TECHNOLOGIES, INC. (A Development Stage Company) BALANCE SHEETS (Expressed in United States Dollars) AS AT FEBRUARY 28
	2002	2001

ASSETS
Current
Cash	$11,615	$583
Prepaid expenses	8,725	-
Total current assets	20,340	583

Advances receivable (Note 4)	75,000	-

Total assets	$95,340	$583

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current
Accounts payable and accrued liabilities	$332,993	$382,328
Notes payable (Note 5)	10,390	51,457
Total current liabilities	343,383	433,785

Stockholders' deficiency
Capital stock (Note 6)
Authorized
30,000,000 common shares, par value of $0.0001
5,000,000 preference shares, par value of $0.0001
Issued
4,071,938 common shares (2001 - 2,970,422)	408	297
Additional paid-in capital (Note 6)	1,546,024	1,206,702
Stock subscriptions received in advance (Note 6)	100,000	-
Deficit	(316,562)	(316,562)
Deficit accumulated during the development stage	(1,582,194)	(1,325,848)
Other comprehensive income	4,281	2,209
Total stockholders' deficiency	(248,043)	(433,202)
Total liabilities and stockholders' deficiency	$95,340	$583

History and organization of the Company (Note 1)

The accompanying notes are an integral part of these financial statements.

BULLET ENVIRONMENTAL TECHNOLOGIES, INC. (A Development Stage Company) STATEMENTS OF OPERATIONS (Expressed in United States Dollars)
	Period From Start of Development Stage on March 1, 1999 to February 28, 2002	Year Ended February 28, 2002	Year Ended February 28, 2001

EXPENSES
Bank charges and interest	$2,675	$513	$1,745
Consulting fees	605,571	93,525	175,761
Management fees	212,042	8,720	42,192
Office and miscellaneous	24,314	5,483	4,543
Professional fees	572,461	55,735	47,408
Rent	32,695	16,000	-
Shareholder relations	24,315	24,315	-
Transfer agent and registrar	11,232	4,675	02,519
Travel	69,514	20,005	11,583
Loss for the period before extraordinary item	(1,554,819)	(228,971)	(285,751)

EXTRAORDINARY ITEM
Loss on settlement of notes payable (Note 5)	(27,375)	(27,375)	-
Loss for the period	$(1,582,194)	$(256,346)	$(285,751)

Basic and diluted loss per share before extraordinary item		$(0.07)	$(0.10)
Basic and diluted loss per share of extraordinary item		$(0.01)	$(0.00)
Basic and diluted loss per share		$(0.08)	$(0.10)
Weighted average number of shares of common stock outstanding		3,302,695	2,875,080

The accompanying notes are an integral part of these financial statements.

BULLET ENVIRONMENTAL TECHNOLOGIES, INC. (A Development Stage Company) STATEMENTS OF OPERATIONS (Expressed in United States Dollars)

	Number of Common Shares	Amount	Additional Paid-in Capital	Stock Subscriptions Received	Deficit Accumulated During the Development Stage	Other Comprehensive Income	Total
Balance at February 28, 1999	150,475	$ 15	$ 311,284	$ -	$ (316,562)	$ 3,604	$ (1,659)
Shares issued for cash	2,000,000	200	99,800	-	-	-	100,000
Shares issued for cash	700,000	70	349,930	-	-	-	350,000
Return of shares to treasury for cancellation	(53)	-	-	-	-	-	-
Stock-based compensation for options issued to consultants and non- employees	-	-	385,700	-	-	-	385,700
Loss for the year	-	-	-	-	-	-	(1,040,097)
Cumulative translation adjustment	-	-	-	-	-	(1,102)	(1,102)
Balance at February 29, 2000	2,850,422	285	1,146,714	-	(316,562)	2,502	(207,158)
Shares issued for settlement of debt	120,000	12	59,988	-	-	-	60,000
Loss for the year	-	-	-	-	-	-	(285,751)
Cumulative translation adjustment	-	-	-	-	-	(293)	(293)
Balance at February 28, 2001	2,970,422	297	1,206,702	-	(316,562)	2,209	(433,202)
Shares issued for settlement of debts	1,101,516	111	339,322	-	-	-	339,433
Stock subscriptions received in advance	-	-	-	100,000	-	-	100,000
Loss for the year	-	-	-	-	-	-	(256,346)
Cumulative translation adjustment	-	-	-	-	-	2,072	2,072
Balance at February 28, 2002	4,071,938	$ 408	$ 1,546,024	$ 100,000	$ (316,562)	$ 4,281	$ (248,043)

The accompanying notes are an integral part of these financial statements.

BULLET ENVIRONMENTAL TECHNOLOGIES, INC. (A Development Stage Company) STATEMENTS OF CASH FLOWS (Expressed in United States Dollars)

	Period From Start of Development Stage on March 1, 1999 to February 28, 2002	Year Ended February 28, 2002	Year Ended February 28, 2001
CASH FLOWS FROM OPERATING ACTIVITIES
Loss for the period	$(1,582,194)	$(256,346)	$(285,751)
Items not affecting cash:
Consulting fees paid by stock options	255,600	-	-
Professional fees paid by stock options	130,100	-	-
Accrued interest on notes payable	1,847	390	1,457
Loss on settlement of notes payable	27,375	27,375	-
Changes in other non-cash operating assets and liabilities:
Increase in prepaid expenses	(8,725)	(8,725)	-
Increase in accounts payable and accrued liabilities	552,690	112,348	226,793
Net cash used in operating activities	(623,307)	(124,958)	(57,501)
CASH FLOWS FROM INVESTING ACTIVITIES
Advances receivable	(75,000)	(75,000)	-
Net cash used in investing activities	(75,000)	(75,000)	-
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of capital stock for cash	450,000	-	-
Notes payable	158,918	108,918	50,000
Stock subscriptions received in advance	100,000	100,000	-
Net cash provided by financing activities	708,918	208,918	50,000

- continued -

The accompanying notes are an integral part of these financial statements.

BULLET ENVIRONMENTAL TECHNOLOGIES, INC. (A Development Stage Company) STATEMENTS OF CASH FLOWS (Expressed in United States Dollars)

	Period From Start of Development Stage on March 1, 1999 to February 28, 2002	Year Ended February 28, 2002	Year Ended February 28, 2001

Continued...

Change in cash during the period	10,611	8,960	(7,501)
Effect of exchange rate changes on cash	677	2,072	(293)
Net change in cash during the period	11,288	11,032	(7,794)
Cash, beginning of period	327	583	8,377
Cash, end of period	$11,615	$11,615	583
Cash paid during the period for interest	$-	$-	$-
Cash paid during the period for income taxes	$-	$-	$-

Supplemental disclosure with reflect to cash flows (Note 8)

The accompanying notes are an integral part of these financial statements.

BULLET ENVIRONMENTAL TECHNOLOGIES, INC.
 (A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
FEBRUARY 28, 2002

1.     HISTORY AND ORGANIZATION OF THE COMPANY

Bullet Environmental Technologies, Inc. (the "Company") was incorporated under the laws of the State of Delaware on December 18, 1997. The Company was considered to be in the exploration stage until February 28, 1999 at which time it ceased its mineral exploration activities. The Company is seeking business opportunities in the hi-tech industry and as of March 1, 1999 is considered to be a development stage company as the Company has not generated revenues from its operations.

2.     GOING CONCERN

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America with the on-going assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. However, certain conditions noted below currently exist which raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The operations of the Company have primarily been funded by notes payable and the issuance of capital stock. Continued operations of the Company are dependent on the Company's ability to complete additional public equity financings or generate profitable operations in the future. Management's plan in this regard is to secure additional funds through future equity financings. Such financings may not be available or may not be available on reasonable terms.

	2002	2001

Deficit	$ (316,562)	$ (316,562)
Deficit accumulated during the development stage	(1,582,194)	(1,325,848)
Working capital (deficiency)	(323,043)	(433,202)

3.     SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America. The significant accounting policies adopted by the Company are as follows:

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BULLET ENVIRONMENTAL TECHNOLOGIES, INC.
 (A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
FEBRUARY 28, 2002

3.     SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Foreign currency translation

The Company has determined that the functional currency of its operations is the local currency, the Canadian dollar. Assets and liabilities denominated in foreign currency are translated into U.S. dollars at the year-end exchange rates. Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in the statements of operations. Related exchange gains and losses are included in other comprehensive income as a separate component of stockholders' deficiency. Exchange gains and losses resulting from foreign currency transactions are included in the statements of operations.

Income taxes

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) result from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Loss per share

Basic loss per share is computed by dividing loss attributable to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share takes into consideration shares of common stock outstanding (computed under basic loss per share) and potentially dilutive shares of common stock. Diluted loss per share is not presented separately from loss per share as the exercise of any options would be anti-dilutive.

Stock-based compensation

The Company has elected to follow the intrinsic value approach of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations, in accounting for its employee stock options rather than the alternative fair value accounting allowed by Statements of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). APB 25 provides that the compensation expense relative to the Company's employee stock options is measured based on the intrinsic value of the stock option. SFAS 123 permits companies to continue to follow APB 25 and provide pro-forma disclosure of the impact of applying the fair value method of SFAS 123.

The Company also adopted Financial Accounting Standards Board Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation" ("FIN 44"), with respect to certain provisions applicable to new awards, options repricings, and changes in grantee status. FIN 44 addresses practice issues related to the application of APB 25.

BULLET ENVIRONMENTAL TECHNOLOGIES, INC.
 (A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
FEBRUARY 28, 2002

3.     SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Stock-based compensation (cont'd...)

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123 and Emerging Issues Task Force No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods and Services" ("EITF 96-18").

New accounting pronouncements

In June 2001, the Financial Accounting Standards Board ("FASB") approved the issuance of Statements of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141") and Statements of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 requires that all business combinations be accounted for using the purchase method of accounting making the use of the pooling-of-interest method prohibited. This statement also establishes criteria for separate recognition of intangible assets acquired in a purchase business combination. SFAS 141 is effective for business combinations completed after June 30, 2001. SFAS 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. The statement is effective for fiscal years beginning after December 15, 2001, and is required to be applied at the beginning of an entity's fiscal year and to be applied to all goodwill and other intangible assets recognized in its financial statements at that date. Impairment losses for goodwill and indefinite-lived intangible assets that arise due to the initial application of this statement (resulting from a transitional impairment test) are to be reported as resulting from a change in accounting principle. Under an exception to the date at which this statement becomes effective, goodwill and intangible assets acquired after June 30, 2001, will be subject immediately to the non-amortization and amortization provisions of this statement.

In July 2001, FASB issued Statements of Financial Accounting Standards No. 143 "Accounting for Asset Retirement Obligations" ("SFAS 143") that records the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets. The initial recognition of the liability will be capitalized as part of the asset cost and depreciated over its estimated useful life. SFAS 143 is required to be adopted effective January 1, 2003.

In October 2001, FASB issued Statements of Financial Accounting Standards No. 144, "Accounting for the Impairment on Disposal of Long-lived Assets" ("SFAS 144"), which supersedes Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of". SFAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. Additionally, SFAS 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001, and, generally, its provisions are to be applied prospectively.

The adoption of these new pronouncements is not expected to have a material effect on the Company's financial position or results of operations.

BULLET ENVIRONMENTAL TECHNOLOGIES, INC.
 (A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
FEBRUARY 28, 2002

4.     PROPOSED ACQUISITION

During the current year, the Company entered into an agreement, as amended on May 8, 2002, to acquire all of the issued and outstanding shares and warrants of Comcam International, Inc. ("Comcam") in exchange for (i) the issuance of 2,285,969 shares of common stock of the Company, (ii) the right to purchase 551,250 shares of common stock of the Company at a price of $1.50 per share, and (iii) the reservation of 2,250,000 shares of common stock of the Company to be issued on the basis of one share for each $1 of earnings from operations as defined in the agreement.

In anticipation of this transaction, the Company advanced $75,000 to Comcam. The advances receivable are unsecured, non-interest bearing and with no fixed terms of repayment. If the proposed acquisition does not proceed, the advances will bear interest at 8% per annum from the date of termination. Subsequent to February 28, 2002, the Company advanced an additional $75,000 to Comcam.

5.     NOTES PAYABLE

	2002	2001

Principal	$ 10,000	$ 50,000
Accrued interest	390	1,457
	$ 10,390	$ 51,457

The notes payable are unsecured, bear interest at 6% per annum and are due on demand.

During the current year, the Company issued 395,000 shares of common stock with an agreed value of $177,750 for the settlement of notes payable of $150,375, resulting in a loss on settlement of $27,375.

6.     CAPITAL STOCK

Effective March 15, 1999, the Company implemented a 50:1 reverse stock split where each issued and outstanding share of the Company's common stock was converted to 0.02 shares of the Company's common stock. Fractional shares totalling 53 shares of common stock were returned to treasury for cancellation in conjunction with the reverse stock split. Stockholders' deficiency has been restated to give retroactive recognition of the reverse stock split for all periods presented by reclassifying from common shares to additional paid-in capital the par value of converted shares arising from the split. In addition, all references to number of shares and per share amounts of common shares have been restated to reflect the reverse stock split.

In March 1999, the Company issued 2,000,000 shares of common stock for cash proceeds of $100,000.

In February 2000, the Company issued 700,000 shares of common stock for cash proceeds of $350,000.

In December 2000, the Company issued 120,000 shares of common stock at an agreed value of $60,000 for the settlement of accounts payable totalling $60,000.

BULLET ENVIRONMENTAL TECHNOLOGIES, INC.
 (A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
FEBRUARY 28, 2002

6.     CAPITAL STOCK (cont'd...)

In October 2001, the Company issued 625,000 shares of common stock at an agreed value of $125,000 for settlement of accounts payable totalling $125,000.

In December 2001, the Company issued 395,000 shares of common stock at an agreed value of $177,750 for the settlement of notes payable totalling $150,375, resulting in a loss on settlement of $27,375.

In January 2002, the Company issued 81,516 shares of common stock at an agreed value of $36,683 for settlement of accounts payable totalling $36,683.

Common shares

The common shares of the Company are of the same class, voting and entitle shareholders to dividends. Upon liquidation, dissolution or wind-up, shareholders are entitled to the residual business proceeds of the Company after all of its debts, obligations and liabilities are settled.

Preferred shares

The Company and its Board of Directors can issue shares of preferred stock including authorizing dividend rates and features, conversion privileges, redemption and sinking fund features and the rights of the shares in the event of a liquidation, dissolution or wind-up.

Additional paid-in capital

The excess of proceeds received for common shares over their par value of $0.0001, less share issue costs, is credited to additional paid-in capital.

Stock subscriptions received in advance

During the current year, the Company received cash proceeds of $100,000 towards the issuance of 200,000 shares of common stock at a price of $0.50 per share.

Stock options

There has been no stock option activity for the years ended February 28, 2002 and 2001.

BULLET ENVIRONMENTAL TECHNOLOGIES, INC.
 (A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
FEBRUARY 28, 2002

6.     CAPITAL STOCK (cont'd...)

Stock options (cont'd...)

Following is a summary of the status of options outstanding at February 28, 2002:

	Outstanding Options			Exercisable Options
Exercise Price	Number	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number	Weighted Average Exercise Price

$ 0.50	84,504	5.00	$ 0.50	-

The options are exercisable for a period of five years from the date that is 366 days after the completion of a public share offering by the Company.

7.     RELATED PARTY TRANSACTIONS

During the year ended February 28, 2002, the Company entered into the following transactions with related parties:

a)     Paid or accrued management fees of $8,720 (2001 - $Nil) to a company controlled by a director of the Company.

b)     Paid or accrued secretarial services of $6,462 (2001 - $Nil) to a company with a common officer.

c)     Paid or accrued consulting fees of $3,210 (2001 - $Nil) and management fees of $Nil (2001 - $42,192) to a company controlled by a former director of the Company.

These transactions were in the normal course of operations and were measured at the exchange value which represented the amount of consideration established and agreed to by the related parties.

Included in accounts payable as at February 28, 2002 is $8,663 (2001 - $Nil) to a company controlled by a director of the Company and $4,861 (2001 - $Nil) to a company with a common officer.

8.     SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

The significant non-cash transaction for the year ended February 28, 2002 consisted of the Company issuing 1,101,516 shares of common stock in the amount of $339,433 for the settlement of notes payable of $150,375, resulting in a loss on settlement of $27,375, and for the settlement of accounts payable of $161,683.

The significant non-cash transaction for the year ended February 28, 2001 consisted of the Company issuing 120,000 shares of common stock in the amount of $60,000 for the settlement of accounts payable.

BULLET ENVIRONMENTAL TECHNOLOGIES, INC.
 (A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
FEBRUARY 28, 2002

9.     INCOME TAXES

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

	2002	2001

Loss before income taxes	$ (256,346)	$ (285,751)

Expected income tax recovery	$ 87,158	$ 97,155
Unrecognized benefit of operating loss carryforwards	(87,158)	(97,155)
Actual income tax recovery	$ -	$ -

The Company's deferred income tax asset is as follows:

	2002	2001

Deferred income tax asset:
Operating loss carryforwards	$ 325,000	$ 245,000
Valuation allowance	(325,000)	(245,000)

	$ -	$ -

The Company has operating loss carryforwards of approximately $956,000 which may be utilized to reduce future years' taxable income and expire beginning in 2018.

The Company has provided a valuation allowance against its deferred tax asset given that it is more likely than not that these benefits will not be realized. During the year ended February 28, 2002, the valuation allowance increased by $80,000 (2001 - $147,000).

10.     FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash, advances receivable, accounts payable and accrued liabilities and notes payable. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

11.     SEGMENTED INFORMATION

The Company currently operates in one business segment in Canada.

BULLET ENVIRONMENTAL TECHNOLOGIES, INC.
 (A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
FEBRUARY 28, 2002

12.     SUBSEQUENT EVENTS

On March 8, 2002 and April 5, 2002, the Company received cash proceeds of USD$50,000 and CDN$43,000, respectively, towards future issuances of common stock of the Company.

13.     COMPARATIVE FIGURES

Certain comparative figures have been reclassified to conform with the current year's presentation.

BULLET ENVIRONMENTAL TECHNOLOGIES, INC. (A Development Stage Company) BALANCE SHEETS (Expressed in United States Dollars)
	November 30, 2001 (Unaudited)	February 28, 2001

ASSETS

Current
Cash and cash equivalents	$1,758	$583
Total assets	$1,758	$583

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities

Accounts payable and accrued liabilities	$261,354	$382,328
Notes payable (Note 2)	169,851	46,364
Due to related party (Note 3)	5,306	5,093
Total current liabilities	436,511	433,785
Stockholders' deficiency

Capital stock (Note 5) Authorized 30,000,000 common shares, par value of $0.0001 5,000,000 preference shares, par value of $0.0001 Issued 3,595,422 common shares (February 28, 2001 - 2,970,422 common shares)	360	297
Additional paid-in capital	1,331,639	1,206,702
Deficit	(316,562)	(316,562)
Deficit accumulated during the development stage	(1,454,518)	(1,325,848)
Accumulated comprehensive other income	4,328	2,209
Total stockholders' deficiency	(434,753)	(433,202)
Total liabilities and stockholders' deficiency	$1,758	$583

The accompanying notes are an integral part of these financial statements

BULLET ENVIRONMENTAL TECHNOLOGIES, INC. (A Development Stage Company) STATEMENTS OF OPERATIONS (Expressed in United States Dollars) (Unaudited)

	From start of development stage on March 1, 1999 to November 30, 2001	Three months ended November 30, 2001	Three months ended November 30, 2000	Nine months ended November 30, 2001	Nine months ended November 30, 2000

EXPENSES
Bank charges and interest	$10,828	$2,044	$639	$8,666	$968
Consulting fees	329,656	20,000	31,452	73,210	31,452
Management fees	78,610	1,966	--	5,388	22,391
Office and miscellaneous	5,663	2,433	735	4114	1,713
Printing	17,292	--	--	--	4,543
Professional fees	532,854	5,048	81,329	16,128	97,908
Rent	26,695	10,000	--	10,000	--
Shareholder relations	2,180	195	--	2,180	--
Stock-based compensation	385,700	--	--	--	--
Transfer agent and registrar	10,222	980	750	3,675	1,759
Travel	54,818	1,276	8,147	5,309	9,191
	1,454,518	43,942	123,052	128,670	169,925

Loss for the period	$(1,454,518)	$(43,942)	$(123,052)	$(128,670)	$(169,925)

Basic and diluted loss per share		$(0.01)	$(0.04)	$(0.04)	$(0.06)
Weighted average number of shares of common stock outstanding		3,265,752	2,850,422	3,068,149	2,850,422

The accompanying notes are an integral part of these financial statements

BULLET ENVIRONMENTAL TECHNOLOGIES, INC. (A Development Stage Company) >STATEMENT OF STOCKHOLDERS' DEFICIENCY (Expressed in United States Dollars) (Unaudited)

	Number of Common Shares	Amount	Additional Paid-in Capital	Deficit	Deficit Accumulated During the Development Stage	Cumulative Translation Adjustment	Total
Balance at February 28, 1999	150,475	$15	$311,284	$(316,562)	$-	$3,604	$(1,659)
Shares issued for cash	2,000,000	200	99,800	-	-	-	100,000
Shares issued for cash	700,000	70	349,930	-	-	-	350,000
Return of shares to treasury for cancellation	(53)	-	-	-	-	-	-
Stock-based compensation for options issued to consultants and non- employees	-	-	385,700	-	-	-	385,700
Loss for the period	-	-	-	-	(1,040,097)	-	(1,040,097)
Accumulative comprehensive other income	-	-	-	-	-	(1,102)	(1,102)
Balance at February 29, 2000	2,850,422	285	1,146,714	(316,562)	(1,040,097)	2,502	(207,158)
Shares issued for settlement of debt	120,000	12	59,988	-	-	-	60,000
Loss for the period	-	-	-	-	(285,751)	-	(285,751)
Accumulative comprehensive other income	-	-	-	-	-	(293)	(293)
Balance at February 28, 2001	2,970,422	297	1,206,702	(316,562)	(1,325,848)	2,209	(433,202)
Shares issued for settlement of debt	625,000	63	124,937	-	-	-	125,000
Loss for the period	-	-	-	-	(128,670)	-	(128,670)
Accumulative comprehensive other income	-	-	-	-	-	2,119	2,119
Balance at November 30, 2001	3,595,422	$360	$1,331,639	$(316,562)	$(1,454,518)	$4,328	$(434,753)

The accompanying notes are an integral part of these financial statements

BULLET ENVIRONMENTAL TECHNOLOGIES, INC. (A Development Stage Company) STATEMENTS OF CASH FLOWS (Expressed in United States Dollars) (Unaudited)

	From start of development stage on March 1, 1999 to November 30, 2001	Nine months ended November 30, 2001	Nine months ended November 30, 2000

CASH FLOWS FROM OPERATING ACTIVITIES
Loss for the period	$(1,454,518)	$(128,670)	$(169,925)
Adjustments to reconcile loss to net cash used in operating activities:
Stock-based compensation	385,700	--	--
Accrued interest on notes payable	9,851	8,487	712
Accrued interest on amounts due to related party	306	213	--
Changes in other operating assets and liabilities
Increase in accounts payable and accrued liabilities	444,368	4,026	114,673
Net cash used in operating activities	(614,293)	(115,944)	(54,540)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of capital stock	450,000	--	--
Notes payable	165,000	115,000	45,000
Due to related party	--	--	5,000
Net cash provided by financing activities	615,000	115,000	50,000

Change in cash and cash equivalents during the period	707	(944)	(4,540)

Effect of exchange rate changes on cash and cash equivalents	724	2,119	(224)
Net change in cash and cash equivalents during the period	1,431	1,175	(4,764)

Cash and cash equivalents, beginning of period	327	583	8,377

Cash and cash equivalents, end of period	$1,758	$1,758	$3,613

Cash paid during the period for:
Interest expense	$--	$--	$--
Income taxes	--	--	--

Supplemental disclosure with respect to cash flows (Note 6)

The accompanying notes are an integral part of these financial statements

BULLET ENVIRONMENTAL TECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)

1.     BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared by the Company in conformity with generally accepted accounting principles in the United States of America for interim financial statements and pursuant to the rules and regulations of the Securities and Exchange Commission.

In the opinion of management, the accompanying financial statements contain all adjustments necessary (consisting of normal recurring accruals) to present fairly the financial information contained therein. These statements do not include all disclosures required by generally accepted accounting principles in the United States of America and should be read in conjunction with the audited financial statements of the Company for the year ended February 28, 2001. The results of operations for the nine-month period ended November 30, 2001 are not necessarily indicative of the results to be expected for the year ending February 28, 2002.

2.     NOTES PAYABLE
	November 30, 2001 (Unaudited)	February 28, 2001

Principal amount	$160,000	$45,000
Accrued interest	9,851	1,364
	$169,851	46,364

The principal amount of the note payable of $45,000 outstanding at February 28, 2001 was repaid during the nine month period ended November 30, 2001.

On October 11, 2001, the sum of $5,000 was advanced to the Company. The amount is non-interest bearing, unsecured and has no specific terms of repayment

On April 10, 2001, the sum of $150,000 was advanced to the Company. The note bears interest at 10% per annum, is unsecured and is due on demand.

On November 7, 2000, the sum of $5,000 was advanced to the Company. The note bears interest at 6% per annum, is unsecured and is due on demand.

3.     DUE TO RELATED

Amounts due to a company controlled by a director of the Company of $5,306 (February 28, 2001 - $Nil) and to a company controlled by a former director of the Company of $Nil (February 28, 2001 - $5,093) are non-interest bearing, unsecured and are due on demand.

4.     RELATED PARTY TRANSACTIONS

During the nine month period ended November 30, 2001, the Company paid or accrued management fees of $5,388 (2000 - $Nil) to a company controlled by a director of the Company and $Nil (2000 - $12,760) to a company controlled by a former director of the Company.

5.     CAPITAL STOCK

On October 19, 2001, the Company issued 625,000 shares of common stock at an agreed value of $125,000 for the settlement of debts totalling $125,000.

6.     SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

During the nine month period ended November 30, 2001, the Company entered into the following significant non-cash transaction:

BULLET ENVIRONMENTAL TECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Expressed in United States Dollars)
Unaudited)

6.     SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS, continued

On October 19, 2001 the Company issued 625,000 shares of common stock at an agreed value of $125,000 for the settlement of debts totalling $125,000.

There were no other significant non-cash transactions for the nine month period ended November 30, 2001.

There were no significant non-cash transactions for the nine month period ended November 30, 2000.

7.     PROPOSED ACQUISITION

On November 8, 2001, the Company announced that it has entered into a binding letter of Agreement to acquire all of the issued and outstanding shares of Comcam International, Inc. ("Comcam"), a privately held Delaware technology corporation that has developed a technology for video and other information compression over low bandwidth wireless and traditional networks.

Comcam has developed leading-edge technology, advanced devices and full-service backing system support, which can be utilized in the law enforcement, security and transportation industries.

Under the terms of the letter Agreement, the Company will issue 2,000,000 common shares to the shareholders of Comcam and 2,000,000 common shares will be reserved as performance shares to be issued to the shareholders of Comcam on the basis of one performance share for each $1.00 of cumulative net cash flow of Comcam. Following this share exchange, Comcam will be a wholly-owned subsidiary of the Company and will change its name to Comcam Inc.

As part of this Agreement, the Company has agreed to use its best efforts to complete a financing, by way of a private placement, to raise gross proceeds of $2,000,000.

8.     COMPARATIVE FIGURES

Certain of the prior period figures have been reclassified to conform with the presentation adopted in the current period.

9.     SUBSEQUENT EVENT

The Company has issued 476,516 common shares at an agreed value of $214,432 for the settlement of debts totaling $214,432.

Item 2.     Plan of Operations

On November 8, 2001, we announced that we have entered into a binding letter of Agreement to acquire all of the issued and outstanding shares of Comcam International, Inc. ("Comcam"), a privately held Delaware technology corporation that has developed a technology for video and other information compression over low bandwidth wireless and traditional networks.

Comcam has developed leading-edge technology, advanced devices and full-service backing system support, which can be utilized in the law enforcement, security and transportation industries.

As per the terms of the letter of Agreement, Bullet will issue 2,000,000 common shares to the shareholders of Comcam and 2,000,000 common shares shall be reserved as performance shares to be issued to the shareholders of Comcam on the basis of one performance share for each $1.00 of cumulative net cash flow of Comcam. Following this share exchange, Comcam will be a wholly-owned subsidiary of the Company and the Company will change its name to Comcam Inc.

As part of this Agreement, Bullet agrees to use its best efforts to complete a financing, by way of a private placement, to raise gross proceeds of $2,000,000.

This transaction is subject to shareholder and regulatory approvals.

DISCLOSURE SCHEDULE 2.7

COMPANY OPERATING AGREEMENTS

NONE

DISCLOSURE SCHEDULE 2.9

COMPANY REAL PROPERTY

NONE

DISCLOSURE SCHEDULE 2.19

COMPANY ADVISORY AGREEEMNT

FINDERS FEE AGREEMENT

This Agreement ("Agreement") is made and effective this 2nd day of November 2001, by and between Bullet Environmental Technologies, Inc., a Delaware corporation ("Corporation") and First Capital Invest Corp. a Swiss company ("Finder").

WHEREAS, Corporation is actively seeking a business opportunity or a merger or an acquisition which will provide a viable business opportunity for the Corporation; and

WHEREAS, Finder has business contacts which may allow him to refer an opportunity to the Corporation; and

WHEREAS, Finder desires to be paid a finder's fee for introducing to Corporation companies with which Finder has an established business relationship and which introductions may result in Corporation being able to acquire a business opportunity either directly by purchase, or through a merger or acquisition of another company;

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, IT IS AGREED THAT:

1. Finder shall introduce to Corporation individuals and companies ("Clients") with whom Finder has a business relationship and which may provide a business opportunity for Corporation for a term of six (6) months.

2. Corporation shall use good faith in evaluating such opportunities as are referred by Finder. In the event that Corporation, in its sole and absolute discretion, determines it is interested in seeking to acquire an interest in a business referred by Finder, then and in that event, Corporation will use its best efforts to enter in a binding agreement with the Client individual or company.

3. In consideration of the efforts of Finder to refer Corporation to prospective businesses, Corporation agrees to pay to Finder, a finder's fee of five hundred thousand (500,000) shares of common stock of Corporation to be paid to Finder within ten (10) business days of the closing of a definitive agreement between the Corporation and the Client individual or company.

4. Corporation shall be under no obligation to pay any additional fee whatsoever to Finder on account of this agreement on the acquisition of a business opportunity acquired from a Client referred to Corporation by Finder.

5. Any arrangements made by Finder with any other persons with whom the Finder is involved, are the Finder's total responsibility. Upon payment made by Corporation to Finder of the finder's fee, Finder shall hold Corporation harmless from and indemnify Corporation against all claims or expenses caused by or liabilities to any person claiming a commission, fee or expense in connection with this agreement or the acquisition by Corporation of any business referred to Corporation by Finder.

6. Either party may, at its sole discretion and expense, seek the advice and services of other third parties as it deems to be necessary in order to perform its duties pursuant to the terms of the transactions contemplated herein. In no event shall either party be considered to act as the employee or agent of the other or otherwise bind or represent the other. For the purposes of this agreement, both parties act as independent contractors to the other and the services to be performed by either party and the contractual obligations entered into pursuant to this Agreement are not to be construed an exclusive service arrangement.

7. All final decisions with respect to acts of either party or its affiliates, whether or not made pursuant to, or in reliance on information or advice furnished by the other, shall be those of the other party or its affiliates, and neither Corporation nor Finder shall under any circumstances be liable for any expense incurred or loss suffered by the other party or its affiliates as a consequence of such action or decisions.

8. This agreement constitutes the entire understanding of the parties herein and constitutes a valid and binding obligation. It may, however, be amended or modified at any time in writing, executed by the parties herein. Execution of this agreement or any modifications may be made in any number of counterparts with the aggregate constituting only one and the same instrument. The parties herein may rely upon the electronic facsimile as a signed original of this agreement and/or its modifications.

9. Failure of either party to comply with any terms of this agreement or to exercise its rights under this agreement does not serve as a waiver or invalidate any of the other provisions herein. In the event that any one or more of the provisions contained in this agreement be invalid, illegal, or unenforceable in any respect, it shall not affect any other provisions of this agreement

10. Neither this agreement nor any right created by it shall be assignable nor is it intended to confer any benefit upon any person, other than the parties to this agreement.

11. The parties hereto agree to use their best efforts to perform under this agreement, and to cooperate and execute and/or deliver such other documents and take such other and further actions as may be reasonably necessary or convenient to effect the transactions described herein.

12. Either party may terminate this agreement upon thirty (30) days written notice to the other party. Any finder's fee due at the time of termination shall be paid to Finder in the time frame provided for in this agreement regardless of which party terminated the agreement.

13. This Agreement is entered into in the State of Delaware and the validity, interpretation, and performance of this agreement shall be controlled by and construed under the laws of the State of Delaware. Any dispute arising out of this agreement shall be brought in a court of competent jurisdiction within the State of Delaware.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date herein first above written.

Bullet Environmental Technologies, Inc.

By:/s/ Ross Wilmot
 Ross Wilmot, President

First Capital Invest Corp.

By:/s/ Maria Matt
 Maria Matt, Assistant Vice President

DISCLOSURE SCHEDULE 3.4

COMCAM FINANCIAL STATEMENTS

COMCAM INTERNATIONAL INC. (A Development Stage Company) BALANCE SHEETS December 31, 2001 and 2000

ASSETS	2001	2000

Current assets:
Cash	$2,081	129,457
Accounts receivable, net	28,885	9,211
Total current assets	30,966	138,668
Property and equipment, net	11,866	23,256
Other assets	7,438	7,438
Total assets	$50,270	169,362

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$97,868	93,918
Accrued expenses	15,317	9,027
Note payable	75,000	-
Total current liabilities	188,185	102,945
Commitments and contingencies	-	-
Stockholders' (deficit) equity:
Preferred stock, $.0001 par value; 2,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.0001 par value; 10,000,000 shares authorized, 5,770,980 and 5,711,734 shares issued and outstanding, respectively	577	571
Additional paid-in capital	1,680,987	1,655,553
Deficit accumulated during the development stage	(1,819,479)	(1,589,707)
Total stockholders' (deficit) equity	(137,915)	66,417
Total liabilities and stockholders' (deficit) equity	$50,270	169,362

COMCAM INTERNATIONAL INC. (A Development Stage Company) STATEMENTS OF OPERATIONS Years Ended December 31, 2001 and 2000

	2001	2000	Cumulative Amounts
Revenues, net	$172,560	12,741	185,301
General and administrative expenses	243,049	254,043	609,062
Research and development expenses	160,094	563,901	1,399,194
Loss from operations	(230,583)	(805,203)	(1,822,955)
Interest income	811	2,665	3,476
Loss before provision for income taxes	(229,772)	(802,538)	(1,819,479)
Provision for income taxes - deferred	-	-	-
Net loss	$(229,772)	(802,538)	(1,819,479)
Net loss per common share (basic and diluted)	$-0.04	-0.15
Weighted average common and common equivalent shares outstanding	5,725,000	5,255,000

COMCAM INTERNATIONAL INC. (A Development Stage Company) STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY Years Ended December 31, 2001 and 2000
					Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders' (Deficit) Equity
	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount
Balance at January 1, 1999 (date of inception)	-	-	-	-	-	-	-
Issuance of common stock for cash	-	-	4,502,323	450	784,546	-	784,996
Net loss	-	-	-	-	-	(787,169)	(787,169)
Balance at December 31, 1999	-	-	4,502,323	450	784,546	(787,169)	(2,173)
Issuance of common stock for:
Cash	-	-	1,072,370	108	733,979	-	734,087
Services	-	-	137,041	13	137,028	-	137,041
Net loss	-	-	-	-	-	(802,538)	(802,538)
Balance at December 31, 2000	-	-	5,711,734	571	1,655,553	(1,589,707)	66,417
Issuance of common stock for cash	-	-	59,246	6	25,434	-	25,440
Net loss	-	-	-	-	-	(229,772)	(229,772)
Balance at December 31, 2001	-	-	5,770,980	577	1,680,987	(1,819,479)	(137,915)

COMCAM INTERNATIONAL INC. (A Development Stage Company) STATEMENTS OF CASH FLOWS Years Ended December 31, 2001 and 2000

	2001	2000	Cumulative Amounts
Cash flows from operating activities:
Net loss	$(229,772)	(802,538)	(1,819,479)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	11,704	10,254	29,591
Stock compensation expense	-	137,041	137,041
(Increase) decrease in:
Accounts receivable	(19,674)	(9,211)	(28,885)
Other assets	-	(7,438)	(7,438)
Increase (decrease) in:
Accounts payable	3,950	66,475	97,868
Accrued expenses	6,290	9,027	15,317
Net cash used in operating activities	(227,502)	(596,390)	(1,575,985)
Cash flows from investing activities:
Purchases of property and equipment	(314)	(11,958)	(41,457)
Net cash used in investing activities	(314)	(11,958)	(41,457)
Cash flows from financing activities:
Issuance of common stock	25,440	734,087	1,544,523
Proceeds from note payable	75,000	-	75,000
Net cash provided by financing activities	100,440	734,087	1,619,523
Net increase (decrease) in cash	(127,376)	125,739	2,081
Cash, beginning of period	129,457	3,718	-
Cash, end of period	$2,081	129,457	2,081

DISCLOSURE SCHEDULE 3.7

COMCAM OPERATING AGREEEMNTS

1. Building Lease
Property address:	1140 McDermott Drive Suite 200
West Chester, Pennsylvania 19380

Five-year lease signed February 17, 2000 between ComCam and
Park Valley Associates II Limited 1404 Thrush Lane West Chester, PA 19382

Monthly payment schedule:
Year 1	$3,332.00
Year 2	3,398.64
Year 3	3,456.61
Year 4	3,535.95
Year 5	3,606.66

Attached lease agreement is best copy available.

II. Manufacturing Agreement

Cobra Electronics, Germany
Attached. Value $325,000.00

DISCLOSURE SCHEDULE 3.8

COMCAM PERSONAL PROPERTY

IP ASETS:

PHYSICAL PROTECTION OF ASSETS

All IP assets with the exception of lab books, engineer's notes and some vendor specifications are housed in electronic form on one of 5 interval servers and one external server from ComCam headquarters' facility.

COPYRIGHTS, TRADEMARKS, SERVICE MARKS AND PATENTS

Software is protected by copyrights, and in some cases under NDA with third party for special case use. The company does not certainly have any active patents or Service marks. The company has filled for Trademarks protection for ComCam related names and logos. The company has not had the financial capability to pursue these additional protection areas.

ASSET GROUPS

The group of IP assets can be broken down into two parts, hardware and software:

HARDWARE DEVELOPMENT

Schematics, lab books of experimentation and documentation for system and subsystem designs. Designs are maintained on industry standard schematic capture and Printed Circuit Board (PCB) layout tools.

The current IDNC line of cameras and servers product are on two 10-layer PC boards with a third subsystem PCB we refer to as the Front End Processor (FEP). The FEP allows ComCam to finish the product as either:

A fixed lens network camera - IDNC-10 FL.
A Professional Lens network camera - IDNC-10 PL.
A multi video input micro-server - IDNC-10 BNC
Custom FEPs for specialty clients - Infrared, Intra-oral
We have started both in-house and third party development for the next generation of FEPs that will encompass different imager technology and optic compression technologies not for discussion in this document.
Finally, we have development boards, which we also sell for use in prototyping external to the IDNC-xx line.

SOFTWARE

Software assets can be grouped in three main areas.

CamNos is the company's field programmable proprietary embedded real-time multitasking operating system in the camera and micro server, line IDNC-xx series. We use both industry standard and in-house developed software creation tools and in-system and remote test diagnostics.
The "viewing experience" either as a web based browser plug-ins or high performance feature rich PC application which we call "C3" for ComCam Control Center.
We also have developed applications that reside on Internet servers of either Linux or Windows 2000. These Internet server applications further enhance the product line for customer retention by remot storage, retreival, trans-coding of video to standard video formats, remote alarming, redirection and rebroadcasting to cell phone, email, fax, etc.

IP COMMERCIAL USE:

In terms of CamNos we do not share source code with developers but could license modules or sub-modules to third parties in the future. Upgrades and improved features are ongoing processes in terms of distributed processing techniques, device drivers, enhanced algorithms processed within the IDNC-xx device. Next generation ASIC / semi-custom chips will leverage this core technology.

In terms of the "viewing experience," we provide browser plug-ins for general use by the public. In addition, we provide PC applications, software tools, SDKs and limited source code for localization and custom application purposes.

In terms of the Internet server, we are constantly upgrading and scaling remot storage functions. In some markets we can achieve subscription based business revenues via this solution with our devices and viewers. In foreign market we believe we can "sell seats" for country agents to achieve the same.

All IP areas have value to us to protect, enhance and offer commercially. We utilitze a comprehensive tracking system for source code check in and archive on a weekly basis. The physical media is removed from the premises for primarily fire protection reasons.

DISCLOSURE SCHEDULE 3.9

COMCAM REAL PROPERTY

NONE

DISCLOSURE SCHEDULE 4.1

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT, dated as of May 20, 2002 (this "Shareholders Agreement"), is between Bullet Environmental Technologies, Inc., a Delaware corporation (the "Company") and Don Gilbreath, Robert Betty, Mabey Investments Ltd., Millner Finance Ltd., Circuit Enterprises Ltd., Valorinvest Ltd, and First Capital Invest Corp. (each a "Holder" and collectively, the "Holders").

WITNESSETH:

Whereas the Company and ComCam, International, Inc. ("ComCam") shall enter into a Stock Exchange Agreement ("Agreement") whereby the Company shall acquire all the outstanding common shares and common stock purchase warrants of ComCom from the shareholders of ComCam in exchange for Company common stock, Company common stock purchase warrants and Company performance shares; and

Whereas, the Holders, individually or as trustees or custodians, subsequent to the closing of the Agreement shall be the beneficial owners of 3,444,409 shares or collectively in excess of fifty percent (50%) of the issued and outstanding shares of the Company's common stock (such shares, along with all other shares of capital stock of the Company acquired by each Holder subsequent to the date hereof, are referred to herein collectively as the "Subject Shares"); and

Whereas, as a condition of its entering into the Agreement, the Company has requested that the Holders agree, and the Holders have agreed, among other things, to vote the Subject Shares upon the terms and subject to the conditions set forth herein.

Now, therefore, in consideration of the premises and the mutual representations, agreements and covenants hereinafter set forth, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.     Agreement to Vote Shares.

(a)     Each Holder agrees to vote the Subject Shares at a special meeting of the shareholders to be held subsequent to the closing of the Agreement, in favor of amending the Company's name from "Bullet Environmental Technologies, Inc." to "ComCam, Inc." and to authorize the officers and directors of the Company to effect that amendment in compliance with the laws of the State of Delaware and the rules and regulations of the Securities and Exchange Commission (the "Commission").

(b)     Each Holder agrees to vote the Subject Shares at a special meeting of the shareholders to be held subsequent to the closing of the Agreement in favor of appointing a five (5) person board of directors comprised of Don Gilbreath, Robert Betty, Ross Wilmot, Nadir Walji and one additional independent director to be agreed upon by the named nominees. Each Holder agrees to vote in favor of appointing each of the named nominess respectively to the Company's board of directors for three (3) year terms.

(c)     Prior to the expiration of the three (3) year terms of the initial board of directors ("Expiration Date"), the Holders shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the preceding paragraph (b).

(d)     No person executing this Agreement who is or becomes during the term hereof a director of the Company, or any successor thereof, makes any agreement or understanding herein in his or her capacity as such director. Each Holder signs solely in his or her capacity as the owner of the Subject Shares.

2.     Representations and Warranties of the Holder. Each Holder hereby represents and warrants to the Company, severally and not jointly, that:

(a)     this Agreement has been duly executed and delivered by such Holder and is the legal, valid and binding obligation of such Holder;

(b)     no consent of any governmental entity, beneficiary, co-trustee or other person is necessary for the execution, delivery and performance of this Agreement by the Holder;

(c)     such Holder shall own the Subject Shares free and clear of any encumbrance other than this Agreement and does not own, directly or indirectly, any other shares of the Company's common stock or any option, warrant or other right to acquire any shares of the Company's common stock, other than as described in the Agreement as performance shares;

(d)     such Holder shall have the power and right to vote all of the Subject Shares; and

(e)     except as provided herein, such Holder has not (i) granted any power-of-attorney or other authorization or interest with respect to any of the Subject Shares, (ii) deposited any of the Subject Shares into a voting trust, or (iii) entered into any voting agreement or other arrangement with respect to any of the Subject Shares.

3.     Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Holders that:

(a)     this Agreement has been duly executed and delivered by the Company, and is the legal, valid and binding obligation of the Company; and

(b)     no consent of any governmental entity, beneficiary, co-trustee or other person is necessary for the execution, delivery and performance of this Agreement by the Company.

4.     Covenants of the Holders. Each Holder hereby agrees and covenants that during the period between the date hereof and the Expiration Date, any shares of capital stock of the Company (including, without limitation, the Company's common stock) that any Holder purchases or with respect to which such Holder otherwise acquires beneficial ownership (including by reason of stock dividends, split-ups, recapitalizations, combinations, exchanges of shares or the like) shall be considered Subject Shares and subject to each of the terms and conditions of this Agreement;

5.     Expiration Date. This Agreement shall expire on the earliest of (a) the conclusion of the three (3) year annual term of the initial board of directors; (b) the date on which the Agreement is validly terminated and (c) May 20, 2005 (such earliest date being referred to herein as the "Expiration Date").

6.     Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, telecopy or by registered or certified mail (postage prepaid, return receipt requested) or by overnight courier to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6):

Company:

Bullet Environmental Technologies, Inc.

Ross Wilmot -1818-1177 West Hastings Street, Vancouver, British Columbia, Canada V6E 2K3

Holders:

Don Gilbreath -1525 Tanglewood Drive, West Chester, Pennsylvania, USA 19380

Robert Betty - 912 Carrie Lane, West Chester, Pennsylvania, USA 19383

Mabey Investments Ltd.- c/o EBC Trust Corp., 6 Blvd. De Moulins, Monte-Carlo, Monaco 98000

Millner Finance Ltd.- c/o EBC Trust Corp., 6 Blvd. De Moulins, Monte-Carlo, Monaco 98000

Circuit Enterprises Ltd.- c/o EBC Trust Corp., 6 Blvd. De Moulins, Monte-Carlo, Monaco 98000

Valorinvest Ltd.- 1818-1177 West Hastings Street, Vancouver, British Columbia, Canada V6E 2K3

First Capital Invest Corp.- Muhlebachstrasse 54, CH-8032, Zurich, Switzerland

7.     Amendments; No Waivers.

(a)     Any provision of this Agreement may be amended or waived prior to the Expiration Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and each of the Holders or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)     No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

8.     Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

9.     Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party hereto.

10.     Non-Survival of Representations and Warranties. All representations, warranties and agreements made by the Holders and the Company in this Agreement shall promptly terminate upon the Expiration Date.

11.     Parties in Interest. Nothing in this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto.

12.     Counterparts. This Shareholders Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

13. Governing Law. This Shareholders Agreement will be construed and enforced in accordance with and governed by the laws of the State of Delaware, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of Delaware in connection with any dispute arising under this Shareholders Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of such proceeding in such jurisdictions.

14.     Jury Trial Waiver. EACH PARTY HERETO HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED BY EITHER OF THEM AGAINST THE OTHER THAT PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT.

15.        Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that, in addition to any remedy to which they are entitled at law or in equity, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without the need to post a bond or prove special damages.

16.     Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

17.        Entire Agreement. This Agreement and the related irrevocable proxy constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous agreements and understandings with respect to the subject matter hereof. Each party acknowledges and agrees that no other party hereto makes any representations or warranties, whether express or implied, other than the express representations and warranties contained herein.

18.     Severability. If any term or other provision of this Shareholders Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Shareholders Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision of this Shareholders Agreement enforceable.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

Bullet Environmental Technologies, Inc.

/s/ Ross Wilmot By: Ross Wilmot President	/s/ "signed" Millner Finance, Ltd. By: /s/ "signed" Date: June 21, 2002

Holders

/s/ Don Gilbreath Don Gilbreath	/s/ Robert Betty Robert Betty

Mabey Investments, Ltd. By: /s/ "signed" Date: June 21, 2002	Circuit Enterprises, Ltd. By: /s/ "signed" Date: June 21, 2002

Valorinvest Ltd. By: /s/ Shafiq Nazerali Date: June 21, 2002	First Capital Invest Corp. By: /s/ "signed" Date: June 21, 2002